As filed with the Securities and Exchange Commission on March 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National General Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	27-1046208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor

New York, New York 10038

(212) 380-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Weissmann, Esq.

General Counsel and Secretary

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, New York 10038

(212) 380-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Samir A. Gandhi, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)(6)	Proposed maximum offering price per unit(2)(3)	Proposed maximum aggregate offering price(2)(4)(6)	Amount of registration fee(5)(6)
Debt Securities
Common Stock, par value $0.01
Preferred Stock, par value $0.01
Depositary Shares Representing Preferred Stock
Warrants
Units(6)
Total	$300,000,000	100%	$300,000,000	$34,860

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)

Not specified as to each class of securities to be registered. The maximum aggregate offering price of the securities registered hereby will not exceed $300,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price (rather than the principal amount) of any debt securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any preferred stock, the issue price of any common stock or warrants and the exercise price of any warrants or convertible securities.

(3)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities.
(4)

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and excludes accrued interest, distributions and dividends, if any.

(5)

Calculated pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the proposed maximum aggregate offering price of all the securities listed.

(6)	Any securities registered under this registration statement may be sold as units with other securities registered under this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2015

PROSPECTUS

$300,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

By this prospectus, we may offer debt securities, common stock, preferred stock, depositary shares, warrants and units. The specific terms of these securities will be provided in supplements to this prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol “NGHC.”

You should read the risks discussed in “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement, as well as the risks contained in or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest in the securities being offered under this prospectus.

The securities may be sold directly to you or through agents, underwriters and/or dealers that we may select, in each case on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the related prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                     , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf registration” process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total initial offering price of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer any of the securities, we will prepare a prospectus supplement that will contain certain specific information about the terms of that offering and the securities being offered thereby. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference” in this prospectus in their entirety.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be read at the SEC’s web site or at the SEC office mentioned under the heading “Where You Can Find More Information” in this prospectus.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

References in this prospectus to “we,” “us,” “our,” “the Company” or “National General” or other similar terms mean National General Holdings Corp. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Our business is subject to uncertainties and risks and an investment in the securities being offered under this prospectus involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings before investing in these securities. We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected by any of these risks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that are intended to be covered by the safe harbors created by The Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” “may,” “should,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion or incorporation by reference of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A “Risk Factors” in our Annual Report on Form 10-K and any applicable prospectus supplement offering our securities and include but are not limited to:

•	non-receipt of expected payments from insureds or reinsurers;

•	changes in interest rates;

•	a downgrade in the financial strength ratings of our insurance subsidiaries;

•	the effect of the performance of financial markets on our investment portfolio;

•	our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves;

•	estimates of the fair value of our life settlement contracts;

•	development of claims and the effect on loss reserves;

•	accuracy in projecting loss reserves;

•	the cost and availability of reinsurance coverage;

•	the effects of emerging claim and coverage issues;

•	changes in the demand for our products;

•	our degree of success in integrating of acquired businesses;

•	the effect of general economic conditions;

•	state and federal legislation, regulations and regulatory investigations into industry practices;

•	risks associated with conducting business outside the United States;

•	developments relating to existing agreements;

•	disruptions to our business relationships with Maiden Holdings, Ltd., AmTrust Financial Services, Inc., ACP Re Ltd. or third party agencies;

•	breaches in data security or other disruptions with our technology;

•	heightened competition;

•	changes in pricing environments; and

•	changes in asset valuations.

We caution that the foregoing list of important factors is not intended to be and is not exhaustive. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we projected. Any forward-looking statements included or incorporated by reference in this prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from our website at http://www.nationalgeneral.com. Our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.nationalgeneral.com or in print upon written request addressed to our Corporate Secretary, National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038. However, the information on our website does not constitute a part of, nor is it incorporated by reference in, this prospectus.

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus.

We incorporate by reference the information contained in the documents listed below (other than information that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2014.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and, in the case of any particular offering of securities, until such offering of securities is terminated (other than information in such documents that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following phone number or postal address:

Jeffrey Weissmann

General Counsel and Secretary

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, New York 10038

(212) 380-9500

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement and any free writing prospectus we have prepared or authorized for use with respect to a particular offering of our securities under this prospectus. We have not authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you. We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

NATIONAL GENERAL HOLDINGS CORP.

We are a specialty personal lines insurance holding company. Through our subsidiaries, we provide a variety of insurance products, including personal and commercial automobile, supplemental health, homeowners and umbrella and other niche insurance products. We sell insurance products with a focus on underwriting profitability through a combination of our customized and predictive analytics and our technology driven low cost infrastructure.

Our automobile insurance products protect our customers against losses due to physical damage to their motor vehicles, bodily injury and liability to others for personal injury or property damage arising out of auto accidents. Our homeowners and umbrella insurance products protect our customers against losses to dwellings and contents from a variety of perils, as well as coverage for personal liability. We offer our property and casualty (“P&C”) insurance products through a network of approximately 19,000 independent agents, a number of affinity partners and through direct-response marketing programs. We have approximately one and a half million P&C policyholders.

We launched our accident and health (“A&H”) business in 2012 to provide accident and non-major medical health insurance products targeting our existing P&C policyholders and the anticipated emerging market of employed persons who are uninsured or underinsured. We market our and other carriers’ A&H insurance products through a multi-pronged distribution platform that includes a network of over 4,300 independent agents, direct-to-consumer marketing, wholesaling and worksite marketing.

We are licensed to operate in 50 states and the District of Columbia, but focus on underserved niche markets. Approximately 84% of our P&C premium written is originated in eleven core states: North Carolina, New York, California, Florida, New Jersey, Louisiana, Massachusetts, Connecticut, Texas, Virginia and Michigan. For the years ended December 31, 2014, 2013 and 2012, our gross premium written was $2,135 million, $1,339 million and $1,352 million, net premium written was $1,870 million, $679 million and $632 million and total consolidated revenues were $1,862 million, $932 million and $808 million, respectively.

Our company (formerly known as American Capital Acquisition Corporation) was formed in 2009 to acquire the private passenger auto business of the U.S. consumer property and casualty insurance segment of General Motors Acceptance Corporation (now known as Ally Financial), which operations date back to 1939. We acquired this business on March 1, 2010.

Our wholly owned subsidiaries include fifteen regulated domestic insurance companies, of which fourteen write primarily P&C insurance and one writes solely A&H insurance. Our insurance subsidiaries have been assigned an “A-” (Excellent) group rating by A.M. Best Company, Inc.

Our principal executive offices are located at 59 Maiden Lane, 38th Floor, New York, New York 10038, and our telephone number at that location is (212) 380-9500.

Our website address is http://www.nationalgeneral.com. Information contained in our website is not a part of, nor is it incorporated by reference in, this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The below table indicates our ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010.

	Year Ended December 31,
	2014	2013	2012	2011	2010(2)
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(1)	7.25x	12.91x	7.45x	8.01x	26.73x

(1)

The ratio of earnings to fixed charges and preferred stock dividends was computed by dividing earnings by fixed charges and preferred stock dividends. For this purpose, earnings consists of (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus fixed charges, amortization of capitalized interest and distributed income of equity investees less (ii) capitalized interest and non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges and preferred stock dividends consist of interest expensed and capitalized, and amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preferred stock dividends.

(2)	Inception (March 1, 2010) to December 31, 2010.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under an indenture by and between us and The Bank of New York Mellon, as trustee. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture and the form of the applicable debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. We may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•

the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•

the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or denominations of $5,000, in the case of bearer securities;

•

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for exchange for other securities or property, and (3) notices or demands to or upon us in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•

whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities; and

•	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the Indenture does not contain any provisions that limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates that may adversely affect the holders of our debt securities.

Registration, Transfer, Payment, and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The Indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for exchange for other securities or property, at an office or agency maintained by us in the Borough of Manhattan, the City of New York. However, we, at our option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the Trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the Trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

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DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	We determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

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an Event of Default under the Indenture has occurred and is continuing with respect to the debt securities of any series and DTC wishes to exchange such global debt securities for definitive certificated debt securities,

We will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Exchange

The terms and conditions, if any, on which debt securities of any series are exchangeable for shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement.

Certain Covenants

Any material covenants applicable to the debt securities of any series not described in this prospectus will be specified in the applicable prospectus supplement.

Merger, Consolidation, and Transfer of Assets

The Indenture provides that we may not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any other person or sell, assign, transfer, lease or otherwise convey all or substantially all of our assets to any other person unless:

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either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of our properties and assets is made, shall be a corporation, partnership, association, limited liability company or other company and business trust, and such successor person shall expressly assume the due and punctual performance of all of our obligations under the Indenture and the debt securities outstanding thereunder;

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immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

•	the Trustee shall have received an officer’s certificate and opinion of counsel from us to the effect that all conditions precedent have been satisfied.

Upon any consolidation or amalgamation by us with, or our merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all or substantially all of our properties and assets to any person in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which we are merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, us and may exercise every right and power of ours under the Indenture with the same effect as if such successor person had been named as us therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Indenture and the debt securities issued under that Indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)	failure to pay interest for 30 days after the date payment is due and payable on any debt security of that series;

(2)	failure to pay principal or premium, if any, on any debt security of that series when due, whether at maturity, upon any redemption or exercise of a repurchase right, or otherwise;

(3)	failure to make any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)	failure to perform any other covenant for 60 days after notice of such default was provided;

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to us or any of our Significant Subsidiaries; or

(6)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of any series within 90 days after the Trustee has knowledge of a default relating to such debt securities, unless such default has been cured or waived; provided, however, that the Trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon exchange of such debt securities in accordance with their terms, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.

If an Event of Default specified in clause (5) above occurs with respect to us and is continuing, then the principal of all the debt securities and accrued and unpaid interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is exchangeable for other securities or property, to exchange that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not (a) conflict with any rule of law or with the Indenture or with any series of debt securities, (b) involve the Trustee in personal liability against which indemnity would not be satisfactory, and (c) be unduly prejudicial to the rights of any other holders of the debt securities (or any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year, we must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers, and Meetings

The Indenture permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, without obtaining the consent of the holder of each outstanding debt security affected thereby, no modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any debt securities,

•	reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities,

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security,

•	adversely affect any right of repayment or repurchase at the option of any holder,

•	change any place where or the currency in which any debt securities are payable,

•	adversely affect the right, if any, of holders to exchange any debt securities for other securities or property in accordance with their terms,

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impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or redemption date, as the case may be, or the right to exchange any debt securities in accordance with their terms,

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reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The Indenture also contains provisions permitting us and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•	to provide for security of debt securities of any series or add guarantees;

•	to add to or change any provisions of the Indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

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to cure any ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

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to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

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to conform the terms of the Indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon our request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent or waiver which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and the related coupons, if any.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge

We may satisfy and discharge our obligations under the Indenture by delivering to the Trustee for cancellation all outstanding debt securities of a particular series or by depositing with the Trustee or delivering to the holders, as applicable, after debt securities of a particular series have become due and payable, whether at the maturity date or otherwise, cash sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the Indenture by us. Such discharge is subject to the other terms contained in the Indenture, including the requirement that we provide an officers’ certificate and opinion of counsel to the Trustee that all of the conditions precedent to the satisfaction and discharge have been satisfied.

Covenant Defeasance and Discharge

Additionally, at our option, either (a) we shall be deemed to have been “Discharged” from our obligations with respect to the outstanding debt securities of a particular series or (b) we shall cease to be under any obligation to comply with certain covenants in the Indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement at any time after the applicable conditions set forth below have been satisfied:

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we shall have deposited irrevocably with the Trustee (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient (in the opinion of a nationally recognized registered public accounting firm) to pay and discharge each installment of and premium, if any, and interest on, the outstanding debt securities of the applicable series on the dates such installments of interest or principal and premium are due;

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no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of such deposit; and, in the case of debt securities being discharged, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any of our Significant Subsidiaries or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of such deposit; and

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we shall have delivered to the Trustee an opinion of counsel to the effect that holders of debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option as described in this paragraph and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of debt securities being discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

As used in “— Covenant Defeasance and Discharge”, “Discharged” means that we shall be deemed to have paid and discharged the applicable debt securities and to have satisfied all the obligations under the Indenture, except (a) the rights of holders of the debt securities to receive, from the trust fund, payment of the principal of and premium, if any, and interest on such debt securities when such payments are due, (b) certain of our obligations with respect to transfer and exchange of the debt securities and (c) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting discharge or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the trustee in the Borough of Manhattan, the City of New York.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

The Bank of New York Mellon is the Trustee under the Indenture.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock that we may issue separately, upon exchange of a debt security, upon conversion of preferred stock, upon exercise of an equity warrant or in connection with a unit. The description set forth below of our common stock is only a summary. You should also refer to our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and Delaware law. See “Where You Can Find More Information” for information on how to obtain a copy of our Certificate of Incorporation and Bylaws.

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, $0.01 par value per share, of which, at March 6, 2015, 93,471,046 shares were issued and outstanding.

Our common stock is listed on the NASDAQ Global Market under the symbol “NGHC.”

Voting Power

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the voting power of our common stock voted can elect all of the directors then standing for election.

Dividend

Holders of shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or debt securities. As described below in “Description of Preferred Stock,” holders of our 7.50% Non-Cumulative Preferred Stock, Series A will be entitled to receive dividends in preference to and in priority over dividends on common stock and dividends on any future series of preferred stock may be cumulative or non-cumulative as determined by our board of directors.

Preemptive or Other Rights

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our outstanding 7.50% Non-Cumulative Preferred Stock, Series A and the holders of shares of any series of preferred stock which we may designate in the future.

Certain Anti-Takeover Effects of Provisions of Our Bylaws and Delaware Law

Special Meetings of Stockholders

Our Bylaws generally provide that special meetings of our stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or by resolution of the board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting. At any special meeting of our stockholders, only such business will be conducted as has been specified in the notice of meeting given by or at the direction of our board of directors or otherwise properly brought before the special meeting by or at the direction of our board of directors.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice, including the stockholder’s ownership of the Company, synthetic equity transactions engaged in by the stockholder related to the Company, any proxies or voting agreements pursuant to which such stockholder has a right to vote shares of the Company, any stock borrowing agreements entered into by the stockholder related to the Company, any performance related fees the stockholder is entitled to based on changes in the value of the stock of the Company and any other information that would be required to be made in connection with a solicitation of proxies by such stockholder pursuant to Section 14(a) of the Exchange Act. Our Bylaws also require that such stockholder provide information concerning each item of business proposed by the stockholder and individuals nominated for election as a director, as applicable. Failure to timely comply with these provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-Initiated Bylaw Amendments

Our Bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least a majority of the voting power of all the then outstanding shares of our common stock. Additionally, our Bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and can be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers of such corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to such time, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Limitation of Liability and Indemnification Matters

As permitted by the DGCL, our Certificate of Incorporation includes provisions that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under Delaware law.

Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law, and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the DGCL, our Certificate of Incorporation provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions; and

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we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

In addition, we expect to enter into indemnification agreements with each of our executive officers and directors pursuant to which each executive officer and director will be indemnified as described above (or furnished contribution by us if indemnification is unavailable) and will be advanced costs and expenses subject to delivery of an undertaking to repay any advanced amounts if it is ultimately determined that such executive officer or director is not entitled to indemnification for such costs and expenses.

Forum

Our Bylaws provide that, subject to certain exceptions, unless we consent in writing to an alternative forum, a state or federal court located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. The bylaw further provides that any person or entity purchasing or otherwise acquiring an interest in our shares of capital stock is deemed to have notice of and consented to the foregoing. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

Transfer Agent

Our registrar and transfer agent for the shares is American Stock Transfer & Trust Company.

Insurance Regulations Concerning Change of Control

State insurance holding company laws require prior approval by the respective state insurance departments of any change of control of an insurer. “Control” is generally defined as the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the company, whether through the ownership of voting securities, by contract or otherwise. Control is generally presumed to exist through the direct or indirect ownership of 10% or more of the voting securities of a domestic insurance company or any entity that controls a domestic insurance company. In addition, two of our insurance subsidiaries are currently deemed to be commercially domiciled in Florida and, as such, are subject to regulation by the Florida Office of Insurance Regulation (“OIR”). Florida insurance law prohibits any person from acquiring 5% or more of our outstanding voting securities or those of any of our insurance subsidiaries without the prior approval of the Florida OIR. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may issue separately, upon exchange of a debt security, upon exercise of an equity warrant or in connection with a depositary share or unit. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any preferred stock offered through that prospectus supplement and any special federal income tax consequences of those preferred stock. We will file a certificate of amendment to our Certificate of Incorporation that contains the terms of each series of preferred stock. This certificate will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including any dividend, redemption, liquidation, sinking fund and conversion rights. The description set forth below is not complete and is subject to any certificate of amendment to our Certificate of Incorporation fixing the preferences, limitations and relative rights of a particular series of preferred stock. You should refer to these certificates for specific information on the preferred stock. See “Where You Can Find More Information” for information on how to obtain copies of certificates of amendment to our Certificate of Incorporation.

General

Our Certificate of Incorporation authorizes, subject to any limitations prescribed by law, the issuance of 10,000,000 preferred stock, $0.01 par value per share, in one or more series without shareholder approval. As of March 9, 2015, 2,200,000 shares of our 7.50% Non-Cumulative Preferred Stock, Series A, were issued and outstanding.

Each such series of preferred stock will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting shares. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock. There are no current agreements or understandings for the issuance of preferred stock and our board of directors has no present intention to issue any preferred stock.

The preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our common stock.

Dividend Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of our preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of our preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

If the applicable prospectus supplement so provides, as long as any preferred stock is outstanding, no dividends will be declared or paid or any distributions will be made on our common stock unless the accrued dividends on each series of preferred stock have been declared and paid.

Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Preference

Upon our dissolution, liquidation or “winding up”, the holders of each series of preferred stock will be entitled to receive out of our assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on common stock, the amount per share fixed by the board of directors for that series of preferred stock, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the preferred stock into our common stock or other securities prior to the date fixed for redemption.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock or, if applicable, other securities.

Voting Rights

Under ordinary circumstances, the holders of preferred stock have no voting rights except as required by law. The applicable prospectus supplement may provide voting rights for holders of our preferred stock.

Transfer Agent and Registrar

We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of our preferred stock have the right to vote on any matter.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares representing fractional interests in preferred stock. In this case, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of our depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.

The following description of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, the deposit agreement and the depositary receipt relating to the preferred stock that is attached to the deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of our depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of our depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the holders of our depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will mail notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting preferred stock to the extent it does not receive specific instructions from the holders of our depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of our depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of our depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may, at our option, direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of our depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of our depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of our depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of our depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Certificate of Incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of our depositary shares requesting the depository to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants we may issue for the purchase of securities that may be offered under this prospectus. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants.

The following describes certain general terms and provisions of warrants we may offer. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue preferred stock, depositary shares, common stock or other securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;

•	offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount or number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the applicable underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the offered securities in four ways: (i) to or through underwriters; (ii) to or through dealers; (iii) through agents and (iv) directly or through our subsidiaries to purchasers. If we sell the offered securities directly or through our subsidiaries to purchasers, we will only do so if our employees and other associated persons acting on our behalf in connection with the sale of the offered securities are not deemed to be “brokers” under the Exchange Act or otherwise qualify for the exemption under Rule 3a4-1 of the Exchange Act or any similar rule or regulation as the SEC may adopt and which shall be in effect at the time.

We may distribute the offered securities from time to time in one or more transactions at (i) a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such market prices or (iv) at negotiated prices.

If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will (i) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters generally will be obligated to purchase all of the offered securities if any are purchased.

We also may sell the offered securities to a dealer as principal. If we sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The offered securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of the offered securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

The debt securities, preferred stock, depositary shares, warrants and units, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by us for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities. The applicable prospectus supplement will set forth whether or not underwriters or agents may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of debt securities offered thereby at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by us or through our subsidiaries and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

We may offer our securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers may participate in any at-the-market offerings.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Sidley Austin LLP, New York, New York. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses payable in connection with the issuance and distribution of the securities being registered, other than underwriting discounts or commissions. All amounts shown are estimates, except the SEC registration fee, and will be borne by us.

SEC registration fee	$34,860
Legal fees and expenses (other than Blue Sky)	200,000
Accounting fees and expenses	100,000
Trustee’s fees and expenses	10,000
Blue Sky fees and expenses	5,000
Transfer agent fees and expenses	5,000
Listing fees	10,000
Printing fees and expenses	75,000
Miscellaneous	10,140

Total	$450,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other corporate agents in connection with certain legal proceedings and permits a corporation to include in its charter documents and agreements between the corporation and its officers, directors and other corporate agents, provisions expanding the scope of indemnification beyond that specifically provided for by Section 145.

Our charter provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of our charter.

In addition, we intend to enter into separate indemnification agreements with our current and future directors and executive officers which will require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers. We will also maintain director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insurance

We have obtained directors’ and officers’ insurance to cover our respective directors, officers and some of our employees for certain liabilities incurred in their capacities as such.

Item 16.	Exhibits

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement(1)

4.1	Form of Common Stock Certificate(2)

4.2	Indenture by and between the Company and The Bank of New York Mellon, as trustee, dated as of May 23, 2014(3)

4.3	Form of Debt Securities(1)

4.4	Form of Certificate of Designation, Preferences and Rights for Preferred Stock(1)

4.5	Form of Deposit Agreement (including form of Deposit Certificate)(1)

4.6	Form of Warrant Agreement (including form of Warrant Certificate)(1)

4.7	Form of Unit Agreement (including form of Unit Certificate)(1)

5.1	Opinion of Sidley Austin LLP as to legality of the securities being registered, including consent

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the debt securities

(1)

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed in connection with a specific offering, and incorporated herein by reference.

(2)

Incorporated by reference to the filing of such exhibit with the Company’s Form S-1, as initially filed with the SEC on August 7, 2013, and subsequently amended and declared effective February 12, 2014 (File No. 333-190454).

(3)	Incorporated by reference to the filing of such exhibit with the Company’s Current Report on Form 8-K, as filed with the SEC on May 28, 2014.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on March 10, 2015.

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Michael Weiner
Name:	Michael Weiner
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Karfunkel and Jeffrey Weissmann, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Karfunkel Michael Karfunkel	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 10, 2015

/s/ Michael Weiner Michael Weiner	Chief Financial Officer (Principal Financial Officer)	March 10, 2015

/s/ Donald Bolar Donald Bolar	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2015

/s/ Barry Karfunkel Barry Karfunkel	Director	March 10, 2015

/s/ Barry Zyskind Barry Zyskind	Director	March 10, 2015

/s/ Donald DeCarlo Donald DeCarlo	Director	March 10, 2015

/s/ Patrick Fallon Patrick Fallon	Director	March 10, 2015

/s/ Barbara Paris Barbara Paris	Director	March 10, 2015

/s/ Ephraim Brecher Ephraim Brecher	Director	March 10, 2015

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement(1)

4.1	Form of Common Stock Certificate(2)

4.2	Indenture by and between the Company and The Bank of New York Mellon, as trustee, dated as of May 23, 2014(3)

4.3	Form of Debt Securities(1)

4.4	Form of Certificate of Designation, Preferences and Rights for Preferred Stock(1)

4.5	Form of Deposit Agreement (including form of Deposit Certificate)(1)

4.6	Form of Warrant Agreement (including form of Warrant Certificate)(1)

4.7	Form of Unit Agreement (including form of Unit Certificate)(1)

5.1	Opinion of Sidley Austin LLP as to legality of the securities being registered, including consent

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the debt securities

(1)

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed in connection with a specific offering, and incorporated herein by reference.

(2)

Incorporated by reference to the filing of such exhibit with the Company’s Form S-1, as initially filed with the SEC on August 7, 2013, and subsequently amended and declared effective February 12, 2014 (File No. 333-190454).

(3)	Incorporated by reference to the filing of such exhibit with the Company’s Current Report on Form 8-K, as filed with the SEC on May 28, 2014.